                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                    ----------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2000
                         ------------------------------



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended September 30, 2000:


         Net income                                                $  139,000
         Add: Depreciation and amortization charged to income not
              affecting cash available for distribution                22,000
              Minimum lease payments received, net of interest
              income earned, on leases accounted for under the
              financing method                                         56,000
              Cash from reserves                                       63,000
                                                                   ----------

              Cash Available for Distribution                      $  280,000
                                                                   ==========
              Distributions allocated to General Partners          $   22,000
                                                                   ==========
              Distributions allocated to Limited Partners          $  258,000
                                                                   ==========

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2000:


               Entity Receiving                      Form of
                Compensation                       Compensation                                Amount
         ---------------------------  --------------------------------------------------  ---------------
           Winthrop
           Management LLC              Property Management Fees                            $      3,000

           General Partners            Interest in Cash Available for Distribution         $     22,000

           WFC Realty Co., Inc.
           (Initial Limited Partner)   Interest in Cash Available for Distribution         $      1,000



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